Exhibit 99.1

To the Special Committee of the	January 10, 2013
Board of Directors
GTJ REIT, Inc.
444 Merrick Road Suite 370
Lynbrook, NY 11563

Ladies and Gentlemen:

GTJ REIT, Inc. (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Special Committee (the “Special Committee”) of the Board of Directors (the “Board of Directors”) of the Company and to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the stockholders of the Company (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder) of the Consideration (as defined herein) to be paid by GTJ Realty, LP (“UPREIT”), a wholly-owned subsidiary of the Company, to WU/Lighthouse Portfolio, LLC or its beneficial owners (“Lighthouse”) in the Proposed Transaction (as defined herein).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that, prior to the Proposed Transaction, the Company has contributed to UPREIT 100% of its membership interests in seven limited liability companies (the “GTJ LLCs”) which own seven properties (the “GTJ Properties”). Prior to the Proposed Transaction, GTJ will own beneficially 100% of the outstanding limited partnership interests in UPREIT. GTJ is also the owner of 100% of the outstanding membership interests of GTJ GP, LLC (“General Partner”), the general partner in UPREIT. General Partner is the owner of a 1% general partnership interest in UPREIT and is the sole general partner in the UPREIT.

In the Proposed Transaction, Lighthouse will contribute 100% of the membership interests in 25 limited liability companies (the “Lighthouse LLCs”) which own 25 properties (the “Lighthouse Properties”) in exchange for a 33.29% limited partnership interest (comprised of Common Units and Class B Units) in UPREIT (the “Consideration”). Immediately following the Proposed Transaction, GTJ will own a 65.71% limited partnership interest (comprised of Class A Units) and, through its ownership of General Partner, a 1.00% general partnership interest (comprised of Common Units) in UPREIT.

Duff & Phelps, LLC	T + 1 212 871 2000	www.duffandphelps.com
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New York, NY 10055

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.

The Company’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2009 through 2011 and the Company’s unaudited interim financial statements for the year to date period ended September 30, 2012 included in the Company’s Form 10-Q filed with the SEC;

	b.	Unaudited financial information for Lighthouse for the year ended December 31, 2011 and the seven months ended July 31, 2012;

c.

The execution versions of the Contribution Agreement (the “Contribution Agreement”) and the Limited Partnership Agreement of UPREIT (the “Partnership Agreement”) to be entered into in connection with the Proposed Transaction.

	d.	Argus files prepared by FTI Consulting (“FTI”), which include projected cash flows for each of the GTJ Properties and Lighthouse Properties;

e.

A report dated February 9, 2012 provided by FTI to the Special Committee regarding the Proposed Transaction (the “FTI Report”) and certain updates to the information contained therein as provided by FTI from time to time;

	f.	Electronic files containing comparable rental listings and sales by property type and geography; and

g.

A schedule, prepared by FTI, of principal and interest payments for the debt secured by the GTJ Properties and Lighthouse Properties and updates to such schedule as requested by Duff & Phelps from time to time.

2.	Discussed the information referred to in Item 1 above and the background and other elements of the Proposed Transaction with representatives of management of the Company;

3.

Discussed with FTI the assumptions used by FTI to estimate the value of the GTJ Properties and Lighthouse Properties as set forth in the FTI report and reviewed with FTI the reasonableness of those assumptions;

4.	Performed certain valuation analyses on the debt secured by the GTJ Properties and Lighthouse Properties; and

5.	Conducted such other analyses and considered such other factors and updated information as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

6.

Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management and FTI, and did not independently verify such information;

7.

Relied upon the fact that the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

8.

Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

9.	Assumed that information supplied by Company management and FTI and representations made by Company management regarding the Company, Lighthouse and the Proposed Transaction are accurate;

10.	Assumed that the representations and warranties made by the various parties in the Contribution Agreement and the Partnership Agreement are accurate;

11.

Assumed that the rights of the Limited Partnership Units, whether represented by Class A Units, Class B Units or Common Units, are substantially identical, and disregarded, for purposes hereof, any rights of holders of any of these Units vis a vis holders of the other of these Units set forth in the Partnership Agreement;

12.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

13.

Assumed that there has been no material change in the assets, financial condition, business, or prospects of the Company or Lighthouse since the date of the most recent financial statements and other information made available to Duff & Phelps;

14.

Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

15.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transaction, and, therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s or Lighthouse’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation under employment agreements, management agreements or other arrangements, to any of the Company’s officers, directors, affiliates or employees, or any class of such persons, relative to the consideration to be received by the public shareholders of the Company in the Proposed Transaction, or with respect to the fairness of any such compensation.

This Opinion is furnished solely for the use and benefit of the Special Committee and the Board of Directors in connection with their consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, including, without limitation, stockholders, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Board of Directors or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration received is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses.

The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated February 29, 2012 (the “Engagement Letter”). This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to the Special Committee that it is prepared to deliver its Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the consideration to be paid by UPREIT in the Proposed Transaction is fair from a financial point of view to the Company and the stockholders of the Company (without giving effect to any impact of the Proposed Transaction on any particular stockholder other than in its capacity as a stockholder).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, LLC